UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Broadway, Suite 17-105, Denver CO	80202
(Address of principal executive offices)	(Zip Code)

(720) 240-9546
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2020, MassRoots, Inc. (the “Company”) entered into a Membership Agreement (the “Membership Agreement”) with WeWork pursuant to which the Company leases offices located at 1560 Broadway, Suite 17-105, Denver, Colorado 80202. The initial term of the Membership Agreement is for six months which term shall automatically be renewed for successive one month periods unless terminated by either party. Pursuant to the terms of the Membership Agreement, the Company will pay a fee of $1,170 per month for the leased premises.

The foregoing description of the Membership Agreement is a summary only and does not purport to set forth the complete terms of the Membership Agreement and is qualified in its entirety by reference to the Membership Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Agreement between the Company and WeWork dated May 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: May 5, 2020	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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